Explanatory Note

ERC Communities 1, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 11.1.

PART III

EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference, in each case as indicated below.

1.1	Dalmore Agreement (3)
2.1	Amendment to the Amended and Restated Certificate of Incorporation (1)
2.2	Amended and Restated Certificate of Incorporation (1)
2.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated October 4, 2021(2)
2.4	Certificate of Designations of Class B Preferred Stock and Series A Participating Equity, dated October 4, 2021(2)
2.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated March 3, 2022(2)
2.6	Bylaws (1)
4.1	Subscription Agreement (3)
6.1	Management Services Agreement between ERC Homebuilders 1, Inc. and ERC Homebuilders, Inc. effective as of August 5, 2019 (1)
6.2	Promissory Note with ERC Homebuilders, Inc. dated November 10, 2018, reimbursement due on or before December 31, 2019, with annual interest of 3% (1)
6.3	Agreement of Sale and Purchase dated August 5, 2021(2)
11.1	Auditors Consent
12.1	CrowdCheck Opinion (3)

(1)	Filed as an exhibit to the ERC Communities 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10987)

(2)	Filed as an exhibit to the ERC Communities 1, Inc. Form 1-K (Commission File No. 24R-00278)
(3)	Filed as an exhibit to the ERC Communities 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11891)

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Riverview, State of Florida, on June 29, 2022.

ERC Communities 1, Inc.

/s/ Gerald Ellenburg

By Gerald Ellenburg
CEO of ERC Communities 1, Inc.

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

s/ Gerald Ellenburg

Gerald Ellenburg, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

Date: June 29, 2022